Exhibit 99.1

August 20, 2014

Judy Bruner, Executive Vice President, Administration and Chief Financial Officer
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035

Dear Judy:

I write this letter to notify you of my resignation as Chief Legal Officer, Senior Vice President Technology Licensing and Corporate Secretary of SanDisk, effective September 5, 2014.

While I am leaving to pursue another opportunity, I have nothing but affection for this incredible company and its employees and will be expecting to hear great things about SanDisk over the years ahead.

Wishing you all the best -
/s/ Eric S. Whitaker